Exhibit 99.1

News Release

Date:	Tuesday, October 28, 2009

Contact:	Vince Rees, President	Lee Beason, COO
	828-697-3102	828-243-4069

Release Date:	For Immediate Release

1st Financial Services Corporation CEO Steps Down

Gibson’s Tenure Highlighted by Record-Breaking Growth

HENDERSONVILLE, N.C. / October 28 / PRNewswire / 1st Financial Services Corporation (OTCBB:FFIS), parent company of Mountain 1st Bank & Trust Company, reported that Greg Gibson, CEO, has informed the Company that he wishes to resign his position as CEO effective October 31, 2009. His career spans 30 years in the banking industry, including the past five years as the Bank’s founder.

Board Chairman, Brad Schnyder, stated, “We want to thank Mr. Gibson for his tireless efforts as CEO for the past five years, and it is with sadness that we accept his decision to resign his post for his own personal reasons. Under the direction of Mr. Gibson and the management team, the Bank experienced tremendous growth to over $700 million in asset size in just over five years. The Board is very grateful for his leadership. Likewise, we have confidence in the abilities of our management team to continue to lead the Bank in the same direction and through these challenging economic times. The Board believes that the Management Team is eminently qualified and capable to continue our growth and work our business plan and raising the Bank to the forefront of community-oriented, independent banks in North Carolina. The Bank was built and is positioned, in large part, upon the passion that our employees have for the Bank and our customers, and that will not change.”

Greg Gibson, the outgoing CEO, commented, “Being a part of building a company like Mountain 1st has been one of the greatest experiences of my life. I have been exceedingly fortunate to be associated with wonderful people that comprise the Mountain 1st team and the customers and shareholders that have made this such a successful bank over the past five years. I know that I leave a company with an enduring culture of service and caring for customers that will continue and which will be the impetus for continued growth and success long into the future.”

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FORWARD LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company, and is currently traded on the Over The Counter Bulletin Board under the symbol FFIS. Established in mid 2004, Mountain 1st Bank and Trust is one of the fastest growing and most successful de novo community banks in the southeast. With over $700 million in assets, Mountain 1st Bank and Trust’s more than 170 employees serve nine counties in western North Carolina through fifteen full service branches. For more information, visit www.mountain1st.com.

SOURCE: 1st Financial Services Corporation